UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2008

Palmetto Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	0-26016	74-2235055
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

301 Hillcrest Drive, Laurens, South Carolina 29360

(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (864) 984-4551

Not Applicable

(Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM  5.02 DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

Effective January 31, 2008, a Named Executive Officer most recently included in the Company’s 2007 Proxy Statement, Mr. Ralph M. Burns, III, will retire from his positions at Palmetto Bancshares, Inc. (the “Company”) and The Palmetto Bank (the “Bank”).  Mr. Burns has served as Treasurer of the Company since April 1998 and previously as a Vice President of the Company from April 1990 to April 1998.  In addition, Mr. Burns will also retire as Executive Vice President of Finance and Operations of the Company's subsidiary bank, The Palmetto Bank, a position in which he has served since September 1999.  From January 1982 until September 1999, he served as Senior Vice President and Cashier of The Palmetto Bank.  From January 1978 to December 1981, he served as Assistant Vice President and Cashier of The Palmetto Bank, and from January 1976 to December 1977, Mr. Burns served as Assistant Cashier of The Palmetto Bank.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

 /s/ Ralph M. Burns, III

 Ralph M. Burns, III

 Treasurer

Dated: January 17, 2008